UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 10, 2009

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

On March 10, 2009, Neoprobe Corporation (the “Company”) issued a press release regarding its consolidated financial results for the fourth quarter and for the full year ended December 31, 2008.  A copy of the Company’s March 10, 2009, press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in Item 2.02 of this Current Report on Form 8-K, including exhibit 99.1 hereto, shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; CompensatoryArrangements of Certain Officers.

2008 Cash Bonus for Named Executive Officers

At the time of the filing with the Securities and Exchange Commission by the Company of its: (1) Post-effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-150650), dated January 7, 2009; and (2) Registration Statement on Form S-1 (File No. 333-156810), dated January 20, 2009, the Company could not calculate the amount of the bonus earned by each of its named executive officers for the year ended December 31, 2008. Therefore, the Company omitted this information from the Summary Compensation Table provided with each of the foregoing registration statements in reliance on Instruction 1 to Item 402(n)(2)(iii) and (iv) of Regulation S-K.

Following its receipt of the financial statements of the Company for the year ended December 31, 2008, the Compensation, Nominating and Governance Committee of the Company determined the final amount of the cash bonus to be paid to each of the named executive officers for the year ended December 31, 2008. The final amount of the cash bonus paid to each named executive officer and a new total compensation figure for each named executive officer is provided in the updated Summary Compensation Table below, as required pursuant to Item 402(n)(2)(iii) and (iv) of Regulation S-K and Item 5.02(f) of Form 8-K.

				(b)	(c)	(d)
			(a)	Option	Restricted	All Other	Total
Name and Principal Position	Year	Salary	Bonus	Awards	Stock Awards	Comp.	Compensation

Anthony K. Blair	2008	$150,000	$15,700	$10,827	$8,975	$4,676	$190,178
Vice President,	2007	134,000	19,125	8,550	-	3,887	165,562
Manufacturing Operations

David C. Bupp	2008	$325,000	$40,000	$43,875	$53,850	$7,208	$469,933
President and	2007	305,000	60,000	51,808	-	8,398	425,206
Chief Executive Officer

Brent L. Larson	2008	$177,000	$15,000	$9,677	$8,975	$5,442	$216,094
Vice President, Finance	2007	170,000	19,125	10,184	-	4,896	204,205
and Chief Financial Officer

(a)	Bonuses, if any, have been disclosed for the year in which they were earned (i.e., the year to which the service relates).
(b)
Amount represents the dollar amount recognized for financial statement reporting purposes in accordance with SFAS No. 123(R).  Assumptions made in the valuation of stock option awards are disclosed in Item 1(n) of the Notes to the Consolidated Financial Statements filed with the Company’s Registration Statement on Form S-1 (File No. 333-156810), dated January 20, 2009.

(c)
Amount represents the dollar amount recognized for financial statement reporting purposes in accordance with SFAS No. 123(R).  Assumptions made in the valuation of stock option awards are disclosed in Item 1(n) of the Notes to the Consolidated Financial Statements filed with the Company’s Registration Statement on Form S-1 (File No. 333-156810), dated January 20, 2009.

(d)
Amount represents life insurance premiums paid during the fiscal year for the benefit of the Named Executives and matching contributions under the Neoprobe Corporation 401(k) Plan (the Plan).  Eligible employees may make voluntary contributions and we may, but are not obligated to, make matching contributions based on 40 percent of the employee’s contribution, up to five percent of the employee’s salary.  Employee contributions are invested in mutual funds administered by an independent plan administrator.  Company contributions, if any, are made in the form of shares of common stock.  The Plan qualifies under section 401 of the Internal Revenue Code, which provides that employee and company contributions and income earned on contributions are not taxable to the employee until withdrawn from the Plan, and that we may deduct our contributions when made.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

99.1	Neoprobe Corporation press release dated March 10, 2009, entitled “Neoprobe Announces 2008 Results with Record Medical Device Sales.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: March 10, 2009	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and Chief Financial Officer